                                                                      Exhibit 21


               Subsidiaries of Citadel Communications Corporation
               --------------------------------------------------

Name                                           State of Incorporation
----                                           ----------------------

Citadel Broadcasting Company                         Nevada

Citadel License, Inc.(1)                             Nevada


-----------------------------
(1) Citadel License, Inc. is an indirect subsidiary of Citadel Communications Corporation and a direct subsidiary of Citadel Broadcasting Company.